New York Certificate of Merger                                         Exhibit 8



                              CERTIFICATE OF MERGER

                                       OF

                             VITAMINSHOPPE.COM, INC.

                                      INTO

                         VITAMIN SHOPPE INDUSTRIES INC.

               (UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW)

        We, the undersigned Ann M. Sardini and Helen Horowitz, being respectively the Chief Financial Officer, Treasurer and Secretary of VitaminShoppe.com, Inc., and the Vice President and Secretary of Vitamin Shoppe Industries Inc., hereby certify:

        1.   (a)    The name of each constituent corporation and state of
incorporation are as follows:

             Name                                    State of Incorporation
             ----                                    ----------------------

             VitaminShoppe.com, Inc.                 Delaware
             Vitamin Shoppe Industries Inc.          New York


             (b) The name of the surviving corporation is Vitamin Shoppe Industries Inc. and following the merger its name shall be Vitamin Shoppe Industries Inc.

        2. As to each constituent corporation, the designation and number of outstanding shares of each class and series of stock and the voting rights thereof are as follows:


                        Designation (and                                   Shares
                        number of shares) in        Class or Series of     entitled to
Name of Corporation     each class or series of     Shares entitled to     vote as a class
                        stock outstanding           vote                   or series

VitaminShoppe.com,      Class A Common              Class A Common         20,359,074
Inc.                    (7,277,574)

                        Class B Common              Class B Common
                        (13,081,500)

The Class A Common Stock and the Class B Common Stock of VitaminShoppe.com, Inc.
vote together as a single class.


                        Designation (and                                   Shares
                        number of shares) in        Class or Series of     entitled to
Name of Corporation     each class or series of     Shares entitled to     vote as a class
                        stock outstanding           vote                   or series

Vitamin Shoppe          Common                      Common                 100,132
Industries Inc.         (100,132)

                        Series A Preferred          Series A Preferred     300,395
                        (300,395)

The Common Stock and the Series A Preferred Stock of Vitamin Shoppe Industries Inc. each vote as a separate class.

        3. The Certificate of Incorporation of Vitamin Shoppe Industries Inc. shall be the Certificate of Incorporation of Vitamin Shoppe Industries Inc. following the merger without any changes or amendments thereto.

        4. The date when the certificate of incorporation of Vitamin Shoppe Industries Inc. was filed by the Department of State:

NAME OF CORPORATION                     DATE OF INCORPORATION

Vitamin Shoppe Industries Inc.          September 13, 1978



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



        5. The date when the certificate of incorporation of VitaminShoppe.com, Inc. was filed by the Delaware Secretary of State:

NAME OF CORPORATION                     DATE OF INCORPORATION

VitaminShoppe.com, Inc.                 May 17, 1999

        An Application for Authority in the State of New York of
VitaminShoppe.com, Inc. to transact business as a foreign corporation was filed in the Department of State of the State of New York on July 15, 1999.

        6. The merger was adopted by Vitamin Shoppe Industries Inc. by the unanimous written consent of its shareholders and the unanimous written consent of its Board of Directors.

        7. VitaminShoppe.com, Inc. has complied with the applicable provisions of the laws of the State of Delaware in which it is incorporated and this merger is permitted by such laws. The merger was authorized by the Board of Directors of VitaminShoppe.com, Inc. by unanimous written consent and by the shareholders of VitaminShoppe.com, Inc. at a special meeting of the shareholders duly called and held on April 11, 2001 by the vote of at least a majority of all outstanding shares of VitaminShoppe.com, Inc. entitled to vote thereon.

        8. The effective date of the merger is April 12, 2001.



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


        IN WITNESS WHEREOF, we have signed this certificate on the 11th day of April, 2001 and we affirm the statements contained therein as true under penalties of perjury.


                                       VITAMINSHOPPE.COM, INC.


                                       By:   /s/ Ann M. Sardini
                                            --------------------------------
                                            Name:  Ann M. Sardini
                                            Title: Chief Financial Officer,
                                                   Secretary and Treasurer


                                       VITAMIN SHOPPE INDUSTRIES INC.


                                       By:   /s/ Helen Horowitz
                                            --------------------------------
                                            Name:  Helen Horowitz
                                            Title: Vice President and Secretary





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